Exhibit 99.1

SCWorx Continues to Expand with the Addition of a $1.25 million contract with a #1 Ranked Healthcare Provider

NEW YORK--(BUSINESS WIRE)—April 1, 2019 - SCWorx Corp (NASDAQ: WORX), a leading data management platform in the healthcare industry, announced today the signing of a new agreement with a highly respected single stand-alone academic health system located in the northeast. The agreement is for a 5-year term and has a value of $1,125,000. Initially, SCWorx is licensing this healthcare provider its suite of automated data management solutions and expects the relationship to expand over the next twelve (12) to eighteen (18) months to include its full complement of closed-loop margin-improvement solutions and indexing analytics.

“We continue to experience broad adoption of our proprietary content delivery platform that enables hospitals to better manage all aspects of their business via real-time synchronization and data repair of the hospital’s core enterprise-wide management systems. This Provider, ranked #1 by U.S. News and World Report, is another great addition to our customer base,” said Marc Schessel, founder and Chief Executive Officer at SCWorx. “We are experiencing accelerated customer acceptance across a wide swathe of the Provider markets. These diverse set of Providers, communicating in a common vernacular in our collaborative cloud-based environment, are providing SCWorx the critical mass necessary to begin, ahead of schedule, developing new and advanced processes and methodologies that I believe will have a long and lasting effect on the Industry – ultimately strengthening the hospital markets by reducing the cost of care for members while at the same time enhancing their margins and clinical outcomes.”

The Company does not expect to incur any significant additional overhead resulting from this contract and anticipates procuring new contracts for its software by numerous other healthcare providers in the foreseeable future.

About SCWorx

SCWorx offers an advanced software solution for the management of health care providers’ foundational business applications. Together these software systems have been credited with the healthcare providers’ customers tending to realize reduced medical expenses, while healthcare providers have tended to experience expanded revenues and more successful and safer clinical outcomes. The SCWorx software solution ultimately transforms many aspects of the healthcare providers’ business through its delivery of highly accurate, real-time information that offers the executives of these healthcare providers the ability to optimize many areas of their day-to-day operations, negotiate better contracts with their vendors and payors and make better decisions with respect to strategic purchases.

Forward-looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, SCWorx may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, securing future contracts and containing costs.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

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Source: SCWorx Corp.

SCWorx Corp.

John Price, CFO

jprice@scworx.com